Exhibit 10.1
FIFTH AMENDMENT TO
PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS
          THIS FIFTH AMENDMENT TO PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (this “Amendment”), dated as of December 3, 2007, is entered into between DMH CAMPUS INVESTORS, LLC, a Delaware limited liability company (“Buyer”), and NEUROCRINE BIOSCIENCES, INC., a Delaware corporation, and SCIENCE PARK CENTER, LLC, a Delaware limited liability company (collectively, “Seller”), with reference to the following recitals:
RECITALS
     A. Seller and Buyer’s predecessor-in-interest, Veralliance Properties, Inc., are parties to that certain Purchase Agreement and Escrow Instructions dated as of October 30, 2007, as amended by that certain First Amendment to Purchase Agreement and Escrow Instructions dated as of November 21, 2007, as amended by that certain Second Amendment to Purchase Agreement dated as of November 27, 2007, as amended by that certain Third Amendment to Purchase Agreement dated as of November 28, 2007, and as further amended by that certain Fourth Amendment to Purchase Agreement dated as of November 28, 2007 (as amended, the “Purchase Agreement”). All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.
     B. Seller and Buyer mutually desire to amend the Purchase Agreement as provided below.
AGREEMENT
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          1. Closing Date. The defined term “Closing Date” in Section 1 of the Purchase Agreement is hereby deleted and replaced in its entirety with the following:
““Closing Date” means December 4, 2007 (or such earlier date as may be mutually agreed upon by Seller and Buyer).”
          2. Increase in Purchase Price. The defined term “Purchase Price” in Section 1 of the Purchase Agreement is hereby deleted and replaced in its entirety with the following:
““Purchase Price” means $109 million, plus the Prepayment Charges which Buyer shall pay to Seller. The Deposit will be credited towards the Purchase Price.”
All references in the Purchase Agreement to Buyer assuming the Existing Loan are no longer applicable.

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          3. NBI Lease. The defined term “NBI Lease” in Section 1 of the Purchase Agreement is hereby deleted and replaced in its entirety with the following:
““NBI Lease” means a lease to become effective on the Close of Escrow in the form contained in the attached Exhibit A, between NBI, as tenant, and Buyer’s designee who acquires Parcel 1 at the Close of Escrow, as landlord.”
          4. Prorations. Section 8 of the Purchase Agreement is hereby deleted and replaced in its entirety with the following:
“Prorations. With respect to the that portion of the Property that is covered by APN 304-070-60, general and special county and city real property taxes and assessments (the “Campus Taxes”) that are due and payable in the month that the Close of Escrow occurs shall be paid by Seller through Escrow without proration. With respect to that portion of the Property that is covered by APNs 307-010-28 and 307-010-29, general and special county and city real property taxes and assessments (the “Land Taxes”, and collectively with the Campus Taxes, the “Taxes”) must be prorated between Buyer and Seller, as of the Close of Escrow, on the basis of the actual number of days during the month in which the Close of Escrow occurs and based on the most recent official tax bills or notice of valuation available to the general public for the fiscal year in which the Close of Escrow occurs, and to the extent the tax bills do not accurately reflect the actual Land Taxes assessed against the Property (or any portion of the Property), then Buyer and Seller shall adjust such actual Land Taxes between Buyer and Seller outside of Escrow, as soon as reasonably possible following the Close of Escrow. Rent payable under the NBI Lease, including Monthly Rental and monthly estimated Operating Expenses (“Rent”) for the month in which the Close of Escrow occurs shall be paid by Seller, on the basis of the actual number of days left in the month in which the Close of Escrow occurs. Because the NBI Lease is a triple-net lease, no items other than the Land Taxes shall be prorated between Buyer and Seller.”
          5. Exhibit A. Exhibit A attached to the Purchase Agreement is hereby deleted and replaced in its entirety with the lease agreement that is attached as Exhibit A to this Amendment.
          6. Exhibit _C. The list of tangible personal property attached to this Amendment as Exhibit B is hereby replaced with the existing list contained in Schedule 3 of Exhibit C attached to the Purchase Agreement.
          7. No Other Amendments. Except as expressly modified hereby, the Purchase Agreement shall remain unmodified and in full force and effect. To the extent any of the provisions of this Amendment are inconsistent with any of the provisions set forth in the Purchase Agreement, the provisions of this Amendment shall govern and control.

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          8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission.
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          IN WITNESS WHEREOF, Buyer and Seller have executed this Amendment as of the day and year first above written.
Buyer:
DMH CAMPUS INVESTORS, LLC,
a Delaware limited liability company

By:	PRISA III DMH CAMPUS, LLC,
a Delaware limited liability company, its managing member

	By:	PRISA III Investments, LLC,
a Delaware limited liability company, its sole member

		By:	PRISA III REIT Operating LP,
a Delaware limited partnership, its sole member

			By:	PRISA III OP GP, LLC,
a Delaware limited liability company, its general partner

				By:	PRISA III Fund LP,
a Delaware limited partnership, its manager

					By:	PRISA III Fund GP, LLC,
a Delaware limited liability company, its general partner

						By:	PRISA III Fund PIM, LLC,
a Delaware limited liability company, its sole member

							By:	Prudential Investment Management, Inc.,
a New Jersey corporation, its sole member

								By:	/s/ Soultana Reigle

								Name:	Soultana Reigle
								Title:	Vice President
Seller:
NEUROCRINE BIOSCIENCES, INC.,
a Delaware corporation

By:	/s/ Tim Coughlin

Tim Coughlin, VP and CFO

S-1

SCIENCE PARK CENTER, LLC,
a Delaware limited liability company

By:	NEUROCRINE BIOSCIENCES, INC.,
a Delaware corporation, its Manager

	By:	/s/ Tim Coughlin

Tim Coughlin, VP and CFO

S-1

Exhibit A
Lease Agreement
[See Attached.]

A-1

Exhibit B
List of Tangible Personal Property
Exhibit H to the Lease attached to this Amendment as Exhibit A is incorporated into this Exhibit
B as if fully repeated here.

B-1